UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 8, 2013

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 8, 2013, American Independence Corp. issued a press release announcing results of operations for the three months ended March 31, 2013, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated May 8, 2013.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	May 8, 2013

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2013 FIRST-QUARTER RESULTS

New York, New York, May 8, 2013.  American Independence Corp. (NASDAQ: AMIC) today reported 2013 first-quarter results.

Financial Results

Net income attributable to AMIC decreased to $0.7 million ($.09 per share, diluted), for the three months ended March 31, 2013, compared to $1.1 million ($.14 per share, diluted), for the three months ended March 31, 2012.

Revenues increased to $35.4 million for the three months ended March 31, 2013, compared to revenues of $22.2 million for the three months ended March 31, 2012, primarily due to an increase in premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “The Company continues to experience growth and improved loss ratio results in our stop-loss line from business underwritten by IHC Risk Solutions.  We are excited by the growth and returns on our pet line of business and international insurance.  The Company did report an increase in claim reserves of $1.3 million due to an increase in reserves related to the poor performance of a stop-loss producer that has been terminated.  Our financial condition and balance sheet remain strong.  We have no debt and have grown our book value to $12.78 per share at March 31, 2013 from $12.59 per share at December 31, 2012."

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers major medical for individuals and families, medical stop-loss, small group major medical, short-term medical, various supplemental products, pet insurance, and non-subscriber occupational accident and international coverages.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, IPA Family, LLC, healthinsurance.org, LLC, and IHC Specialty Benefits, Inc.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2013

(In thousands except per share data)

	Three Months
	Ended March 31,
	2013	2012

Premiums earned	$29,996	$18,457
MGU and agency income	4,247	3,128
Net investment income	504	496
Net realized investment gains	540	126
Other income	73	27

Revenues	35,360	22,234

Insurance benefits, claims and reserves	21,233	11,691
Selling, general and administrative expenses	12,604	8,593
Amortization and depreciation	228	45

Expenses	34,065	20,329

Income before income tax	1,295	1,905
Provision for income taxes	372	608

Net income	923	1,297
Less: Net income attributable to the non-controlling interest	(232)	(178)

Net income attributable to American Independence Corp.	$691	$1,119

Basic income per common share:
Net income attributable to American Independence Corp. common stockholders	$.09	$.14

Weighted-average shares outstanding	8,086	8,272

Diluted income per common share:
Net income attributable to American Independence Corp. common stockholders	$.09	$.14

Weighted-average diluted shares outstanding	8,086	8,272

As of March 31, 2013 there were 8,072,548 common shares outstanding, net of treasury shares.

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